Phoenix Life Sciences International Limited 8-K

Exhibit 99.1

Phoenix Life Promotes its Managing Director Janelle Marsden to CEO and Retains Strategic Advisor Tripp Keber to Drive its Global Production and Distribution Model

DENVER, CO – July 8, 2019 – Phoenix Life Sciences International Limited (OTC: PLSI) (the “Company” or “Phoenix Life”), an international adaptive healthcare solutions company, today announced that it has appointed Janelle Marsden (previous Managing Director of PLSI) as CEO, along with Tripp Keber (Co Founder of Dixie Brands) in the capacity of Strategic Advisor to the CEO in an exciting company partnership.

Phoenix over the past 12 months, has completed several exciting milestones on the back of the founding vision and now is the time to operationalize the company to deliver the strategic pillars of cultivation, production and global distribution to ensure the success of the global healthcare model.

Janelle’s skills are broad and exceptionally well suited to the next phase with experience in agricultural production and investment, infrastructure planning and design, global export, brand development and an extensive knowledge of business structure and governance. Over the past 20 years Janelle has held governmental advisory roles at both State and Federal levels, been board chairperson and also been an investor into agriculture and property projects. She is a director of PLSI and has been the catalyst in ensuring the foundations of the vision were well established to ensure future success.

Tripp Keber has accepted the position to support Janelle with his industry skills of cannabis production, processing, distribution and brand creation. Having founded, raised capital and delivered Dixie Elixirs & Edibles, LLC in 2010 now formally referred to as Dixie Brands, Inc. it is a globally recognized brand in both the cannabis and hemp industries.  Tripp is one of two original founders of the Dixie Elixirs and Edibles, Colorado’s premiere licensed marijuana infused Products manufacturer (MIPS), Tripp Keber is widely hailed as one of the cannabis industry’s indispensable leaders. He is also a founding member and former board director of the National Cannabis Industry Association. Additionally from 2013 to 2016, he served as a Board Member of the Marijuana Policy Project as well as an Advisory Board member of the Medical Marijuana Industry Group in Colorado and Council for Responsible Cannabis Regulation.

Prior to building Dixie Brands USA Inc. into a leader in the cannabis industry, Tripp served as Chief Operating Officer for Bella Terra Resort Development Company, and EVP of Business Development for Sagebrush Realty Development.

Together Marsden and Keber are excited to work through the Private Public Partnership with the Republic of Vanuatu to deliver positive global healthcare outcomes.

Phoenix Life intends to establish large-scale cultivation on the land in conjunction with export initiatives from the Vanuatu government to significantly increase economic stimulus and job creation with Vanuatu. Phoenix Life is seeking to provide significant and scalable capacity to support the rollout of Phoenix Metabolic throughout the region and globally for Phoenix Life’s generic medical cannabis products.

Recently, Phoenix Life announced a 25-year exclusive diabetes management agreement including the supply of Phoenix Metabolic in partnership with the Ministry of Health to an estimated 50,000-100,000 people. Phoenix Metabolic is the Company’s leading product for the diabetic market. The scalable capacity of the Global Production Facility is designed to support the export of Phoenix Metabolic and the diabetes management programs to several target countries in the region that are experiencing growing diabetes epidemics. According to the International Diabetes Federation, there are more than 180 million diabetics in the Western Pacific Region.

The partnership also grants Phoenix Life licenses for cultivation, processing, extraction and pharmaceutical production of medical cannabis for global export following the amendment to the dangerous drug act legalizing the commercial production of cannabis for medical and scientific purposes. The facility will not distribute raw plant matter or dried cannabis. All export products will be in the form of pharmaceutical standard liquids, compounds and medical delivery systems, such as soft gel capsules, thin film strips, sublingual sprays, transdermal patches.

The 75 year term is designed to provide certainty in supplies for the supply stability and scalable capacity to support Phoenix Life as it commences rolling out sales and distribution agreements into the estimated 47 countries that have legalized cannabis for medical purposes for the placement of specific ratio generic medical cannabis products as well as the Company’s targeted products like Phoenix Metabolic.

Creating cultivation plantations in an equatorial growing location, Phoenix Life intends to significantly reduce the cost of production of cannabinoids (for medical use) to fractions of current costs. The natural environment reduces the costs of capital experienced by North American and Australian growers who typically have to spend millions of dollars in greenhouse infrastructure, while tropical growing conditions reduce costs of energy and water.

Initially designed to scale at 50 acre (2.1m square feet) modules and scaling to full capacity over the next 10-25 year period, supply from the 5,000 acres is expected to support tens of millions of patients worldwide. With 47 countries now quoted as legalizing cannabis for medical purposes, this facility is designed to provide virtually unlimited production capacity to serve the worlds markets.

“I am grateful to be working with incredible founding vision and passion and I am honored that the board has nominated myself and Tripp in the delivery of the next phase.” Said Janelle Marsden, Chief Executive Officer of Phoenix Life Sciences International. “With this leadership team, I am passionate to deliver on the vision to establish a first-of-its-kind, vertically-integrated production facility and supply chain that will allow Phoenix Life to continue leading the charge in providing effective cannabis based solutions for the global healthcare market.”

The Company, through its board of directors, had recently acted to indefinitely suspend without pay, the former CEO and remove any and all authorities of the previous CEO. Ms. Marsden has been approved by a special committee of the board of directors to act within the customary authorities of a company CEO.

To learn more about Phoenix Life Sciences International, please visit https://phoenixlife.co/

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About Phoenix Life Sciences International Limited

Phoenix Life Sciences International Limited is an adaptive healthcare solutions company. Our business is to advance research and integrate programs and manufacturing of products that target and treat diabetes, pain, cancer, and address psychological, gastrointestinal, autoimmune, neurological and sleep disorders. We strive to create partnerships and integrate these programs for human health into communities worldwide as part of our Global Health Initiative.

FORWARD-LOOKING STATEMENTS

Information contained in this press release regarding Phoenix Life Sciences International, Limited and its subsidiaries, (the “Companies”) may constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words “plan”, “forecast”, “anticipates”, “estimate”, “project”, “intend”, “expect”, “should”, “believe,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to the Companies herein are expressly qualified in their entirety by the above-mentioned cautionary statement. The Companies disclaim any obligation to update forward-looking statements contained in this press release, except as may be required by law.

FOOD AND DRUG ADMINISTRATION (FDA) DISCLOSURE

These statements have not been evaluated by the FDA and therefore the products sold by Phoenix Life Sciences International are not available on U.S.

LEGAL DISCLOSURE

Phoenix Life Sciences International does not sell or distribute any products in the United States that are in violation of the United States Controlled Substances Act (US.CSA). This company does not grow, sell, and distribute cannabis-based products in the United States and is solely involved with the legal distribution of medical cannabis-based products within certain international markets outside of the United States.

Investor Contact:

Phone: 1.888.717.5655 or international +1.720.699.7222

E-mail: investor.relations@phoenixlife.co

Media Contact:

Kathryn Reinhardt

CMW Media

Kathryn@cmwmedia.com

619-972-3089